Exhibit 21.1

SUBSIDIARIES

OF

NDS GROUP HOLDINGS LIMITED

Name	State / Country of Incorporation
NDS Group Limited	England and Wales
NDS Limited	England and Wales
News Datacom Limited	England and Wales
NDS Technologies Israel Limited	Israel
NDS Americas Inc.	Delaware / USA
NDS Asia Pacific Limited	Hong Kong
NDS SE Asia Pte Limited	Singapore
Digi-Media Vision Limited	England and Wales
NDS Finance Limited	England and Wales
NDS Asia Pacific Pty Limited	Australia
NDS Marketing Israel Limited	Israel
NDS Beijing Information Technology Co., Limited	China
NDS Denmark Holdings A/S	Denmark
NDS Denmark ApS	Denmark
NDS Technologies France SAS	France
NDS Technologies Canada Inc.	Canada
NDS Services Pay-TV Technology Private Limited	India
NDS Holdings B.V.	Netherlands
NDS Sweden AB	Sweden
NDS Investment AB	Sweden
Jungo Limited	Israel
Jungo Software Technologies Inc.	Delaware / USA
CastUp Inc.	Delaware / USA
CastUp Israel Limited	Israel
NDS GmbH	Germany
SVPLA LLC	Delaware / USA
NDS Treasury (Americas), LLC	Delaware / USA
NDS Treasury (Jersey) Limited	Jersey
NDS Holdings (Europe) Limited	England and Wales
Newshelf 1107 (Proprietary) Limited	South Africa